                                                           Exhibit No. EX-99.a.1

                       AGREEMENT AND DECLARATION OF TRUST
                                       of
                               ACADEMY FUNDS TRUST
                           a Delaware Statutory Trust

                                TABLE OF CONTENTS

         Section 4.    Status of Shares and Limitation of Personal
                       Liability...............................................9

         Section 5.    Power of Board of Trustees to Make Tax
                       Status Election.........................................9

         Section 6.    Establishment and Designation of Series and

         Section 1.    Number, Election, Term, Removal and
                       Resignation........................................... 14

         Section 2.    Trustee Action by Written Consent Without a
                       Meeting................................................15

         Section 3.    Powers; Other Business Interests; Quorum and

         Section 3.    Shareholder Action by Written Consent

ARTICLE VI                 NET ASSET VALUE; DISTRIBUTIONS;REDEMPTIONS;

                           TRANSFERS..........................................21

         Section 1.    Determination of Net Asset Value, Net

ARTICLE VII                LIMITATION OF LIABILITY AND

                       AGREEMENT AND DECLARATION OF TRUST

                                       OF

                               ACADEMY FUNDS TRUST

     AGREEMENT  AND  DECLARATION  OF TRUST made as of this 17th day of  October,
2007,  by the  Trustee  hereunder,  and by the holders of Shares to be issued by
Academy Funds Trust (the "Trust") hereunder as hereinafter provided.

                                   WITNESSETH:

     WHEREAS  this Trust is being formed to carry on the business of an open-end management investment company as defined in the 1940 Act; and

     WHEREAS  this Trust is  authorized  to divide  its Shares  into two or more
Classes,  to issue its Shares in separate Series, to divide Shares of any Series into two or more  Classes and to issue  Classes of the Trust or the  Series,  if any, all in accordance with the provisions hereinafter set forth; and

     WHEREAS the Trustee has agreed to manage all property coming into his hands as trustee of a Delaware  statutory  trust in accordance  with the provisions of the  Delaware  Statutory  Trust  Act,  as  amended  from  time to time,  and the provisions hereinafter set forth;

     NOW, THEREFORE, the Trustee hereby declares that:

     (i) the Trustee will hold all cash, securities and other assets that he may from time to time  acquire in any manner as Trustee  hereunder IN TRUST and will manage and dispose of the same upon the following  terms and  conditions for the benefit  of the  holders  from  time to  time of  Shares  created  hereunder  as hereinafter set forth; and

     (ii)  this  Declaration  of  Trust  and the  By-Laws  shall be  binding  in accordance  with  their  terms on every  Trustee,  by virtue of having  become a
Trustee of the Trust,  and on every  Shareholder,  by virtue of having  become a
Shareholder of the Trust, pursuant to the terms of this Declaration of Trust and the By-Laws.

                                   ARTICLE I.

                  NAME; OFFICES; REGISTERED AGENT; DEFINITIONS

     Section 1. Name. This Trust shall be known as "Academy Funds Trust" and the
Board of Trustees  shall  conduct the business of the Trust under that name,  or any other name as it may from time to time designate.

     Section  2.  Offices  of the  Trust.  The Board  may at any time  establish offices  of the  Trust at any place or places  where  the  Trust  intends  to do business.

     Section  3.  Registered  Agent  and  Registered  Office.  The  name  of the registered  agent of the Trust and the address of the  registered  office of the
Trust are as set forth in the Trust's Certificate of Trust.

     Section 4. Definitions.  Whenever used herein, unless otherwise required by the context or specifically provided:

     (a) "1940 Act" shall mean the Investment  Company Act of 1940 and the rules and regulations thereunder, all as adopted or amended from time to time;

     (b) "Affiliate" shall have the same meaning as "affiliated  person" as such term is defined in the 1940 Act when used with reference to a specified  Person, as defined below.

     (c) "Board of Trustees" shall mean the governing body of the Trust, that is comprised  of the  number  of  Trustees  of the  Trust  fixed  from time to time pursuant to Article IV hereof, having the powers and duties set forth herein;

     (d) "By-Laws"  shall mean By-Laws of the Trust, as amended or restated from time to time in accordance  with Article VIII therein.  Such By-Laws may contain any provision not inconsistent with applicable law or this Declaration of Trust, relating to the governance of the Trust;

     (e) "Certificate of Trust" shall mean the certificate of trust of the Trust to be filed with the office of the  Secretary  of State of the State of Delaware as required  under the  Delaware  Statutory  Trust Act, as amended  from time to time, to form the Trust, as such  certificate  shall be amended or restated from time to time and filed with such office;

     (f) "Class"  shall mean each class of Shares of the Trust or of a Series of the Trust established and designated under and in accordance with the provisions of Article III hereof;

     (g) "Code" shall mean the  Internal  Revenue Code of 1986 and the rules and regulations thereunder, all as adopted or amended from time to time;

     (h) "Commission" shall have the meaning given that term in the 1940 Act;

     (i) "DSTA" shall mean the Delaware Statutory Trust Act (12 Del.  C.ss.3801, et seq.), as amended from time to time;

     (j)  "Declaration  of Trust" shall mean this  Agreement and  Declaration of
Trust, as amended or restated from time to time;

     (k) "General  Liabilities"  shall have the meaning given it in Article III,
Section 6(b) of this Declaration Trust;

     (l) "Interested  Person" shall have the meaning given that term in the 1940
Act;

     (m)  "Investment  Adviser"  or  "Adviser"  shall mean a Person,  as defined below,  furnishing  services to the Trust pursuant to any investment advisory or investment management contract described in Article IV, Section 7(a) hereof;

     (n) "National Financial  Emergency" shall mean the whole or any part of any period during (i) which an emergency exists as a result of which disposal by the
Trust  of  securities  or other  assets  owned  by the  Trust is not  reasonably practicable; (ii) which it is not reasonably practicable for the Trust fairly to determine  the net asset value of its assets;  or (iii) such other period as the
Commission may by order permit for the protection of investors;

     (o) "Person" shall mean a natural person, partnership, limited partnership,
limited   liability   company,   trust,   estate,   association,    corporation,
organization, custodian, nominee or any other individual or entity in its own or any representative  capacity,  in each case, whether domestic or foreign,  and a statutory trust or a foreign statutory or business trust;

     (p) "Principal  Underwriter"  shall have the meaning given that term in the
1940 Act;

     (q) "Series"  shall mean each Series of Shares  established  and designated under and in accordance with the provisions of Article III hereof;

     (r) "Shares" shall mean the transferable shares of beneficial interest into which the  beneficial  interest in the Trust shall be divided from time to time, and shall include fractional and whole Shares;

     (s)  "Shareholder"  shall  mean a record  owner of Shares  pursuant  to the
By-Laws;

     (t) "Trust" shall mean Academy Funds Trust,  the Delaware  statutory  trust formed hereby and by filing of the  Certificate  of Trust with the office of the
Secretary of State of the State of Delaware;

     (u) "Trust  Property"  shall mean any and all  property,  real or personal, tangible  or  intangible,  which is owned or held by or for the  account  of the
Trust, or one or more of any Series thereof, including,  without limitation, the rights referenced in Article X, Section 5 hereof; and

     (v)  "Trustee"  or  "Trustees"  shall  mean  each  Person  who  signs  this
Declaration  of Trust as a trustee and all other  Persons who may,  from time to time,  be duly  elected  or  appointed,  qualified  and  serving on the Board of
Trustees in accordance  with the provisions  hereof and the By-Laws,  so long as such signatory or other Person  continues in office in accordance with the terms hereof and the  By-Laws.  Reference  herein to a Trustee or the  Trustees  shall refer to such  Person or Persons in such  Person's  or  Persons'  capacity  as a trustee or trustees hereunder and under the By-Laws.

                                  ARTICLE II.

                                PURPOSE OF TRUST

     The purpose of the Trust is to conduct,  operate and carry on the  business of a registered  management  investment  company  registered under the 1940 Act, directly, or if one or more Series is established hereunder, through one or more
Series,  investing  primarily in securities,  and to exercise all of the powers, rights and privileges  granted to, or conferred  upon, a statutory  trust formed under the DSTA, including, without limitation, the following powers:

     (a) To hold, invest and reinvest its funds, and in connection therewith, to make any changes in the  investment of the assets of the Trust,  to hold part or all of its funds in cash, to hold cash uninvested,  to subscribe for, invest in, reinvest in, purchase or otherwise  acquire,  own, hold,  pledge,  sell, assign, mortgage,  transfer,  exchange,  distribute, write options on, lend or otherwise deal in or dispose of contracts for the future  acquisition or delivery of fixed income or other securities, and securities or property of every nature and kind, including,  without limitation, all types of bonds, debentures,  stocks, shares, units of beneficial  interest,  preferred  stocks,  negotiable or non-negotiable instruments,  obligations,  evidences of indebtedness, money market instruments, certificates of deposit or indebtedness,  bills,  notes,  mortgages,  commercial paper,  repurchase  or  reverse  repurchase  agreements,  bankers'  acceptances, finance  paper,  and any  options,  certificates,  receipts,  warrants,  futures contracts  or other  instruments  representing  rights to  receive,  purchase or subscribe  for the same,  or  evidencing  or  representing  any other  rights or interests  therein or in any  property or assets,  and other  securities  of any kind, as the foregoing are issued, created,  guaranteed, or sponsored by any and all Persons, including, without limitation, states, territories, and possessions of the United States and the District of Columbia and any political subdivision, agency,  or  instrumentality  thereof,  any foreign  government or any political
subdivision  of  the  U.S.  Government  or  any  foreign   government,   or  any
international instrumentality,  or by any bank or savings institution, or by any corporation or organization  organized under the laws of the United States or of
any  state,   territory,  or  possession  thereof,  or  by  any  corporation  or organization  organized under any foreign law, or in "when issued" contracts for any such securities;

     (b) To exercise any and all rights, powers and privileges with reference to or  incident  to  ownership  or  interest,  use  and  enjoyment  of any of  such securities  and other  instruments  or property  of every kind and  description, including, but without limitation,  the right, power and privilege to own, vote, hold, purchase, sell, negotiate,  assign,  exchange,  lend, transfer,  mortgage, hypothecate,  lease,  pledge or write options with respect to or otherwise  deal with, dispose of, use, exercise or enjoy any rights, title, interest,  powers or privileges  under  or  with  reference  to  any of  such  securities  and  other instruments  or property,  the right to consent and  otherwise  act with respect thereto,  with power to designate one or more  Persons,  to exercise any of said rights, powers, and privileges in respect of any of said instruments,  and to do any and all acts and things for the  preservation,  protection,  improvement and enhancement  in  value  of any of  such  securities  and  other  instruments  or property;

     (c) To sell, exchange, lend, pledge, mortgage,  hypothecate, lease or write options with respect to or otherwise deal in any property rights relating to any or all of the assets of the Trust or any Series,  subject to any requirements of the 1940 Act;

     (d) To vote or give  assent,  or  exercise  any rights of  ownership,  with respect to stock or other  securities  or  property;  and to execute and deliver proxies or powers of attorney to such  Person or Persons as the  Trustees  shall deem proper,  granting to such Person or Persons such power and discretion  with relation to securities or property as the Trustees shall deem proper;

     (e) To exercise  powers and right of subscription or otherwise which in any manner arise out of ownership of securities and/or other property;

     (f) To hold any  security or property in a form not  indicating  that it is trust property, whether in bearer,  unregistered or other negotiable form, or in its own name or in the name of a  custodian  or  subcustodian  or a  nominee  or nominees or otherwise  or to authorize  the  custodian  or a  subcustodian  or a nominee or nominees to deposit the same in a securities  depository,  subject in each case to proper  safeguards  according to the usual  practice of  investment companies or any rules or regulations applicable thereto;

     (g) To consent  to, or  participate  in,  any plan for the  reorganization, consolidation  or merger of any  corporation  or issuer of any security which is held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such  corporation  or issuer;  and to pay calls or  subscriptions with respect to any security held in the Trust;

     (h) To join with  other  security  holders in acting  through a  committee, depositary,  voting trustee or otherwise,  and in that connection to deposit any security  with, or transfer any security to, any such  committee,  depositary or trustee,  and to delegate to them such power and authority  with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper,  and to agree to pay,  and to pay,  such  portion  of the  expenses  and compensation of such committee, depositary or trustee as the Trustees shall deem proper;

     (i) To  compromise,  arbitrate  or otherwise  adjust  claims in favor of or against  the Trust or any matter in  controversy,  including  but not limited to claims for taxes;

     (j) To enter into joint ventures,  general or limited  partnerships and any other combinations or associations;

     (k) To endorse or guarantee  the payment of any notes or other  obligations of any Person; to make contracts of guaranty or suretyship,  or otherwise assume liability for payment thereof;

     (l) To purchase and pay for entirely out of Trust  Property such  insurance as the Board of Trustees may deem  necessary or  appropriate  for the conduct of the business,  including,  without  limitation,  insurance policies insuring the assets of the Trust or payment of  distributions  and principal on its portfolio
investments,  and  insurance  policies  insuring  the  Shareholders,   Trustees,
officers,  employees,  agents, Investment Advisers,  Principal Underwriters,  or independent  contractors  of the  Trust,  individually  against  all  claims and liabilities of every nature arising by reason of holding Shares,  holding, being or having held any such office or position,  or by reason of any action  alleged to have been taken or omitted by any such Person as Trustee, officer,  employee, agent, Investment Adviser, Principal Underwriter,  or independent contractor, to the fullest extent  permitted by this  Declaration of Trust,  the By-Laws and by applicable law;

     (m) To adopt, establish and carry out pension, profit-sharing, share bonus, share  purchase,  savings,  thrift and other  retirement,  incentive and benefit plans,  trusts and  provisions,  including the  purchasing of life insurance and annuity  contracts as a means of providing such  retirement and other  benefits, for any or all of the Trustees, officers, employees and agents of the Trust;

     (n) To purchase or otherwise acquire, own, hold, sell, negotiate, exchange, assign,  transfer,  mortgage,  pledge or otherwise  deal with,  dispose of, use, exercise or enjoy, property of all kinds;

     (o) To  buy,  sell,  mortgage,  encumber,  hold,  own,  exchange,  rent  or otherwise acquire and dispose of, and to develop,  improve,  manage,  subdivide, and generally to deal and trade in real property,  improved and unimproved,  and wheresoever  situated;  and to  build,  erect,  construct,  alter  and  maintain buildings, structures, and other improvements on real property;

     (p) To borrow or raise moneys for any of the purposes of the Trust,  and to mortgage or pledge the whole or any part of the property and  franchises  of the
Trust,  real,  personal,  and mixed,  tangible or  intangible,  and  wheresoever situated;

     (q) To enter into,  make and perform  contracts and  undertakings  of every kind for any lawful purpose, without limit as to amount;

     (r) To issue, purchase, sell and transfer,  reacquire, hold, trade and deal in stocks, Shares, bonds, debentures and other securities,  instruments or other property  of the  Trust,  from  time to time,  to such  extent  as the  Board of
Trustees  shall,  consistent  with the provisions of this  Declaration of Trust, determine;  and to re-acquire  and redeem,  from time to time, its Shares or, if any, its bonds, debentures and other securities;

     (s) To engage in and to prosecute, defend, compromise,  abandon, or adjust, by arbitration, or otherwise, any actions, suits, proceedings, disputes, claims, and demands  relating to the Trust, and out of the assets of the Trust to pay or to satisfy any debts,  claims or  expenses  incurred  in  connection  therewith, including those of litigation,  and such power shall include without  limitation the power of the Trustees or any appropriate  committee thereof, in the exercise of their or its good faith  business  judgment,  to dismiss  any  action,  suit, proceeding,  dispute, claim, or demand, derivative or otherwise,  brought by any
Person, including a Shareholder in the Shareholder's own name or the name of the
Trust, whether or not the Trust or any of the Trustees may be named individually therein or the subject  matter  arises by reason of business for or on behalf of the Trust;

     (t)  To  exercise  and  enjoy,   in  Delaware  and  in  any  other  states,
territories,  districts and United States dependencies and in foreign countries, all of the foregoing powers,  rights and privileges,  and the enumeration of the foregoing powers shall not be deemed to exclude any powers, rights or privileges so granted or conferred; and

     (u) In  general,  to carry on any  other  business  in  connection  with or incidental to its trust purposes, to do everything necessary, suitable or proper for the  accomplishment  of such purposes or for the attainment of any object or the  furtherance  of any  power  hereinbefore  set  forth,  either  alone  or in association  with  others,  and to do every  other  act or thing  incidental  or appurtenant  to, or growing out of, or connected with, its business or purposes, objects or powers.

     The Trust shall not be limited to investing in obligations  maturing before the possible dissolution of the Trust or one or more of its Series.  Neither the
Trust nor the Board of  Trustees  shall be required to obtain any court order to deal with any assets of the Trust or take any other action hereunder.

     The  foregoing  clauses  shall each be construed  as purposes,  objects and powers,  and it is hereby expressly  provided that the foregoing  enumeration of specific purposes,  objects and powers shall not be held to limit or restrict in any manner the powers of the Trust,  and that they are in furtherance of, and in addition to, and not in limitation  of, the general  powers  conferred  upon the
Trust by the DSTA and the other laws of the State of Delaware or otherwise;  nor shall the enumeration of one thing be deemed to exclude another,  although it be of like nature, not expressed.

                                  ARTICLE III.

                                     SHARES

     Section 1. Division of Beneficial Interest.

     (a) The beneficial interest in the Trust shall be divided into Shares, each
Share  without a par  value.  The  number  of  Shares  in the  Trust  authorized hereunder, and of each Series and Class as may be established from time to time, is  unlimited.  The Board of Trustees may  authorize the division of Shares into separate  Classes of Shares and into separate and distinct  Series of Shares and the division of any Series into separate  Classes of Shares in  accordance  with the 1940  Act.  The  different  Series  and  Classes  shall be  established  and designated  pursuant to Article III, Section 6 hereof.  If no separate Series or
Classes of Series shall be established, the Shares shall have the rights, powers and duties  provided  for herein  and in  Article  III,  Section 6 hereof to the extent  relevant and not otherwise  provided for herein,  and all  references to
Series and Classes  shall be construed  (as the context may require) to refer to the Trust.

     (i)  The fact  that  the  Trust  shall  have  one or more  established  and designated  Classes of the Trust, shall not limit the authority of the
          Board of Trustees to establish and designate additional Classes of the
          Trust.  The fact  that one or more  Classes  of the Trust  shall  have
          initially  been  established  and  designated   without  any  specific
          establishment or designation of a Series (i.e., that all Shares of the
          Trust are initially Shares of one or more Classes) shall not limit the authority of the Board of Trustees to later  establish and designate a
          Series and  establish  and designate the Class or Classes of the Trust as Class or Classes, respectively, of such Series.

     (ii) The fact that a Series  shall  have  initially  been  established  and designated  without  any  specific  establishment  or  designation  of
          Classes  (i.e.,  that all  Shares of such  Series are  initially  of a single  Class) shall not limit the  authority of the Board of Trustees to establish and designate  separate Classes of said Series.  The fact that a Series  shall  have more than one  established  and  designated
          Class,  shall not  limit the  authority  of the Board of  Trustees  to establish and designate additional Classes of said Series.

     (b) The Board of  Trustees  shall have the power to issue  authorized,  but unissued  Shares of  beneficial  interest of the Trust,  or any Series and Class thereof, from time to time for such consideration paid wholly or partly in cash, securities  or other  property,  as may be  determined  from time to time by the
Board of Trustees,  subject to any  requirements or limitations of the 1940 Act.
The Board of Trustees,  on behalf of the Trust, may acquire and hold as treasury shares, reissue for such consideration and on such terms as it may determine, or cancel, at its discretion from time to time, any Shares reacquired by the Trust.
The  Board of  Trustees  may  classify  or  reclassify  any  unissued  shares of beneficial  interest  or any shares of  beneficial  interest of the Trust or any
Series or Class thereof,  that were previously  issued and are reacquired,  into one or more Series or Classes that may be established  and designated  from time to time.  Notwithstanding  the  foregoing,  the Trust and any Series thereof may acquire,  hold,  sell and  otherwise  deal in, for  purposes  of  investment  or otherwise,  the Shares of any other  Series of the Trust or Shares of the Trust, and such Shares shall not be deemed treasury shares or cancelled.

     (c) Subject to the  provisions of Section 6 of this Article III, each Share shall  entitle  the  holder to voting  rights as  provided  in Article V hereof.
Shareholders  shall have no  preemptive  or other right to subscribe  for new or additional  authorized,  but unissued Shares or other  securities  issued by the
Trust or any Series thereof.  The Board of Trustees may from time to time divide or  combine  the Shares of the Trust or any  particular  Series  thereof  into a greater or lesser  number of Shares of the Trust or that  Series,  respectively.
Such  division or  combination  shall not  materially  change the  proportionate beneficial  interests of the holders of Shares of the Trust or that  Series,  as the  case  may be,  in the  Trust  Property  at the  time of  such  division  or combination  that is held with respect to the Trust or that Series,  as the case may be.

     (d) Any Trustee,  officer or other agent of the Trust, and any organization in which any such Person has an economic or other  interest,  may acquire,  own, hold and dispose of Shares of beneficial interest in the Trust or any Series and
Class  thereof,  whether such Shares are  authorized  but  unissued,  or already outstanding, to the same extent as if such Person were not a Trustee, officer or other agent of the Trust; and the Trust or any Series may issue and sell and may purchase such Shares from any such Person or any such  organization,  subject to the  limitations,  restrictions  or other  provisions  applicable to the sale or purchase of such Shares herein and the 1940 Act.

     Section 2.  Ownership of Shares.  The ownership of Shares shall be recorded on the books of the Trust  kept by the Trust or by a transfer  or similar  agent for the Trust, which books shall be maintained  separately for the Shares of the
Trust and each  Series  and each Class  thereof  that has been  established  and designated.  No certificates  certifying the ownership of Shares shall be issued except as the Board of Trustees may otherwise  determine  from time to time. The
Board of Trustees may make such rules not  inconsistent  with the  provisions of the 1940 Act as it considers appropriate for the issuance of Share certificates, the transfer of Shares of the Trust and each Series and Class  thereof,  if any, and similar  matters.  The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to who are the  Shareholders  of the Trust and each Series and Class  thereof and as to the number of Shares of the Trust and each Series and Class  thereof  held from time to time by each such Shareholder.

     Section 3. Sale of Shares.  Subject to the 1940 Act and applicable law, the
Trust may sell its authorized but unissued Shares of beneficial interest to such
Persons,  at such times, on such terms, and for such  consideration as the Board of Trustees may from time to time authorize.  Each sale shall be credited to the individual  purchaser's  account in the form of full or fractional Shares of the
Trust or such Series thereof (and Class  thereof,  if any), as the purchaser may select, at the net asset value per Share, subject to Section 22 of the 1940 Act, and the rules and regulations adopted thereunder;  provided,  however,  that the
Board of Trustees may, in its sole discretion,  permit the Principal Underwriter to impose a sales  charge  upon any such sale.  Every  Shareholder  by virtue of having  become a  Shareholder  shall be deemed to have  expressly  assented  and agreed to the terms of this  Declaration  of Trust and to have become bound as a party hereto.

     Section 4. Status of Shares and  Limitation of Personal  Liability.  Shares
shall be deemed to be personal  property giving to Shareholders  only the rights provided in this  Declaration of Trust,  the By-Laws,  and under applicable law.
Ownership of Shares shall not entitle the  Shareholder to any title in or to the whole or any part of the  Trust  Property  or right to call for a  partition  or division of the same or for an  accounting,  nor shall the  ownership  of Shares constitute  the  Shareholders  as partners.  Subject to Article VIII,  Section 1 hereof,  the death,  incapacity,  dissolution,  termination,  or bankruptcy of a
Shareholder  during the existence of the Trust and any Series  thereof shall not operate to dissolve the Trust or any such Series, nor entitle the representative of any deceased, incapacitated, dissolved, terminated or bankrupt Shareholder to an accounting or to take any action in court or elsewhere against the Trust, the
Trustees or any such Series, but entitles such representative only to the rights of said deceased,  incapacitated,  dissolved, terminated or bankrupt Shareholder under this  Declaration  of Trust.  Neither the Trust nor the Trustees,  nor any
officer, employee or agent of the Trust, shall have any power to bind personally any Shareholder,  nor, except as specifically  provided herein, to call upon any
Shareholder  for  the  payment  of any  sum of  money  other  than  such  as the
Shareholder may at any time personally agree to pay. Each Share,  when issued on the  terms  determined  by the  Board  of  Trustees,  shall  be  fully  paid and nonassessable.  As provided in the DSTA,  Shareholders  shall be entitled to the same  limitation  of personal  liability as that extended to  stockholders  of a private  corporation  organized for profit under the General  Corporation Law of the State of Delaware.

     Section 5. Power of Board of  Trustees  to Make Tax  Status  Election.  The
Board of  Trustees  shall  have  the  power,  in its  discretion,  to make  such elections  as to the tax status of the Trust and any Series as may be  permitted or required under the Code, without the vote of any Shareholder.

     Section  6.  Establishment  and  Designation  of Series  and  Classes.  The
establishment and designation of any Series or Class shall be effective, without the  requirement of Shareholder  approval,  upon the adoption of a resolution by not less than a majority of the then Board of Trustees,  which  resolution shall set forth such  establishment  and  designation  and may provide,  to the extent permitted  by the DSTA,  for  rights,  powers and duties of such Series or Class
(including  variations  in the relative  rights and  preferences  as between the different  Series and  Classes)  otherwise  than as provided  herein.  Each such resolution  shall be  incorporated  herein by reference upon adoption.  Any such resolution may be amended by a further  resolution of a majority of the Board of
Trustees,  and if  Shareholder  approval  would  be  required  to  make  such an amendment to the language set forth in this  Declaration of Trust,  such further resolution shall require the same  Shareholder  approval that would be necessary to make such  amendment to the language set forth in this  Declaration of Trust.
Each such further  resolution  shall be  incorporated  herein by reference  upon adoption.

     Each Series shall be separate and distinct from any other Series,  separate and  distinct  records on the books of the Trust  shall be  maintained  for each
Series,  and the assets and  liabilities  belonging  to any such Series shall be held and accounted for separately  from the assets and  liabilities of the Trust or any other Series. Each Class of the Trust shall be separate and distinct from any other  Class of the Trust.  Each  Class of a Series  shall be  separate  and distinct  from  any  other  Class of the  Series.  As  appropriate,  in a manner determined by the Board of Trustees, the liabilities belonging to any such Class shall be held and accounted for  separately  from the  liabilities of the Trust, the Series or any other Class and separate and distinct  records on the books of the Trust for the Class shall be maintained for this purpose. Subject to Article
II hereof,  each such Series shall operate as a separate and distinct investment medium, with separately defined investment objectives and policies.

     Shares  of  each  Series  (and  Class  where  applicable)  established  and designated  pursuant to this Section 6, unless otherwise  provided to the extent permitted by the DSTA,  in the  resolution  establishing  and  designating  such
Series or Class, shall have the following rights, powers and duties:

     (a) Assets Held with  Respect to a  Particular  Series.  All  consideration received  by the Trust for the issue or sale of Shares of a  particular  Series, together with all assets in which such  consideration is invested or reinvested, all income,  earnings,  profits,  and  proceeds  thereof  from  whatever  source derived,  including,  without  limitation,  any proceeds  derived from the sale, exchange or liquidation of such assets,  and any funds or payments  derived from any  reinvestment  of such  proceeds  in  whatever  form the same may be,  shall irrevocably  be held with respect to that Series for all purposes,  subject only to the rights of creditors with respect to that Series, and shall be so recorded upon the books of account  of the Trust.  Such  consideration,  assets,  income, earnings, profits and proceeds thereof, from whatever source derived, including, without limitation,  any proceeds derived from the sale, exchange or liquidation of such assets,  and any funds or payments derived from any reinvestment of such proceeds,  in whatever  form the same may be, are herein  referred to as "assets held with  respect  to" that  Series.  In the event that  there are any  assets, income, earnings,  profits and proceeds thereof, funds or payments which are not readily  identifiable  as assets  held with  respect  to any  particular  Series
(collectively  "General  Assets"),  the  Board of  Trustees,  or an  appropriate officer as  determined  by the Board of Trustees,  shall  allocate  such General
Assets to,  between or among any one or more of the Series in such manner and on such  basis as the Board of  Trustees,  in its sole  discretion,  deems fair and equitable,  and any General  Asset so allocated to a particular  Series shall be held with respect to that Series. Each such allocation by or under the direction of the Board of Trustees shall be conclusive  and binding upon the  Shareholders of all Series for all purposes.

     (b)  Liabilities  Held with  Respect to a Particular  Series or Class.  The assets of the Trust held with  respect to a  particular  Series shall be charged with the liabilities,  debts, obligations, costs, charges, reserves and expenses of the Trust incurred, contracted for or otherwise existing with respect to such
Series.  Such liabilities,  debts,  obligations,  costs,  charges,  reserves and expenses  incurred,  contracted  for or  otherwise  existing  with  respect to a particular  Series are herein referred to as "liabilities  held with respect to"
that Series. Any liabilities,  debts, obligations,  costs, charges, reserves and expenses of the Trust which are not readily  identifiable  as being  liabilities held with respect to any particular Series (collectively  "General Liabilities")
shall be  allocated  by the Board of  Trustees,  or an  appropriate  officer  as determined by the Board of Trustees,  to and among any one or more of the Series in such manner and on such basis as the Board of Trustees in its sole discretion deems fair and equitable.  Each allocation of liabilities,  debts,  obligations, costs, charges,  reserves and expenses by or under the direction of the Board of
Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes.  All Persons who have extended credit that has been allocated to a particular  Series,  or who have a claim or contract that has been  allocated to any particular  Series,  shall look exclusively to the assets of that particular
Series for payment of such  credit,  claim,  or  contract.  In the absence of an express  contractual  agreement  so  limiting  the  claims  of  such  creditors, claimants and contract providers, each creditor,  claimant and contract provider shall be deemed nevertheless to have impliedly agreed to such limitation.

     Subject to the right of the Board of Trustees in its discretion to allocate
General Liabilities as provided herein, the debts, liabilities,  obligations and expenses  incurred,  contracted  for or  otherwise  existing  with  respect to a particular  Series,  whether such Series is now authorized and existing pursuant to this Declaration of Trust or is hereafter authorized and existing pursuant to this  Declaration of Trust,  shall be  enforceable  against the assets held with respect to that Series  only,  and not against the assets of any other Series or the Trust generally and none of the debts, liabilities, obligations and expenses incurred,  contracted  for or  otherwise  existing  with  respect  to the  Trust generally or any other Series  thereof shall be  enforceable  against the assets held with  respect to such  Series.  Notice of this  limitation  on  liabilities between and among  Series shall be set forth in the  Certificate  of Trust to be filed in the Office of the Secretary of State of the State of Delaware  pursuant to the DSTA, and upon the giving of such notice in the Certificate of Trust, the statutory  provisions  of Section 3804 of the DSTA  relating to  limitations  on liabilities  between and among Series (and the  statutory  effect under  Section
3804 of setting  forth such notice in the  Certificate  of Trust)  shall  become applicable to the Trust and each Series.

     Liabilities,  debts,  obligations,  costs,  charges,  reserves and expenses related to the distribution of, and other identified expenses that should or may properly be allocated to, the Shares of a particular Class may be charged to and borne solely by such Class. The bearing of expenses solely by a particular Class of Shares may be appropriately reflected (in a manner determined by the Board of
Trustees) and may affect the net asset value  attributable to, and the dividend,
redemption  and   liquidation   rights  of,  such  Class.   Each  allocation  of
liabilities,  debts,  obligations,  costs, charges,  reserves and expenses by or under the  direction of the Board of Trustees  shall be  conclusive  and binding upon the  Shareholders  of all  Classes for all  purposes.  All Persons who have extended  credit that has been  allocated to a particular  Class,  or who have a claim or contract that has been allocated to any particular  Class,  shall look, and may be required by contract to look,  exclusively to that  particular  Class for payment of such credit, claim, or contract.

     (c) Dividends,  Distributions  and Redemptions.  Notwithstanding  any other provisions of this Declaration of Trust, including, without limitation,  Article
VI hereof,  no dividend  or  distribution  including,  without  limitation,  any distribution  paid upon  dissolution  of the Trust or of any Series with respect to, nor any  redemption  of,  the  Shares of any Series or Class of such  Series shall be effected  by the Trust other than from the assets held with  respect to such Series,  nor, except as specifically  provided in Section 7 of this Article
III, shall any Shareholder of any particular  Series otherwise have any right or claim  against  the assets  held with  respect to any other  Series or the Trust generally  except,  in the case of a right or claim against the assets held with respect to any other  Series,  to the extent  that such  Shareholder  has such a right or claim  hereunder as a Shareholder  of such other  Series.  The Board of
Trustees shall have full  discretion,  to the extent not  inconsistent  with the
1940 Act, to determine which items shall be treated as income and which items as capital;  and each such  determination  and  allocation  shall be conclusive and binding upon the Shareholders.

     (d) Voting. All Shares of the Trust entitled to vote on a matter shall vote in the  aggregate  without  differentiation  between the Shares of the  separate
Series, if any, or separate  Classes,  if any; provided that (i) with respect to any matter that affects only the interests of some but not all Series, then only the Shares of such affected Series, voting separately, shall be entitled to vote on the matter,  (ii) with respect to any matter that affects only the  interests of some but not all  Classes,  then only the  Shares of such  affected  Classes, voting  separately,  shall  be  entitled  to  vote  on  the  matter;  and  (iii)
notwithstanding  the foregoing,  with respect to any matter as to which the 1940
Act or other  applicable  law or  regulation  requires  voting,  by Series or by
Class,  then the  Shares of the Trust  shall vote as  prescribed  in such law or regulation.

     (e) Equality.  Each Share of any  particular  Series shall be equal to each other Share of such Series (subject to the rights and  preferences  with respect to separate Classes of such Series).

     (f) Fractions.  A fractional Share of a Series shall carry  proportionately all the rights and obligations of a whole Share of such Series, including rights with respect to voting,  receipt of dividends and  distributions,  redemption of
Shares and dissolution of the Trust or that Series.

     (g) Exchange  Privilege.  The Board of Trustees shall have the authority to provide  that the  holders  of  Shares  of any  Series  shall  have the right to exchange said Shares for Shares of one or more other Series in  accordance  with such requirements and procedures as may be established by the Board of Trustees, and in accordance with the 1940 Act.

     (h) Combination of Series or Classes.

     (i)  The Board of Trustees shall have the authority,  without the approval, vote or consent of the  Shareholders of any Series,  unless  otherwise required by applicable law, to combine the assets and liabilities held with  respect to any two or more Series  into  assets and  liabilities held with respect to a single Series; provided that upon completion of such combination of Series,  the interest of each Shareholder,  in the combined  assets and  liabilities  held with  respect to the  combined
          Series  shall  equal  the  interest  of each such  Shareholder  in the aggregate  of the  assets  and  liabilities  held with  respect to the
          Series that were combined.

     (ii) The Board of Trustees shall have the authority,  without the approval, vote or consent  of the  Shareholders  of any Series or Class,  unless otherwise  required by applicable law, to combine,  merge or otherwise consolidate  the  Shares of two or more  Classes of Shares of a Series with and/or into a single  Class of Shares of such  Series,  with such designation,  preference,  conversion or other rights,  voting powers, restrictions,  limitations as to dividends,  qualifications, terms and conditions of redemption and other characteristics as the Trustees may determine;  provided, however, that the Trustees shall provide written notice to the affected Shareholders of any such transaction.

     (iii) The  transactions  in (i) and  (ii)  above  may be  effected  through share-for-share  exchanges,  transfers or sales of assets, Shareholder in-kind  redemptions  and  purchases,  exchange  offers,  or any other method approved by the Trustees.

     (i)  Dissolution or Termination.  Any particular  Series shall be dissolved upon the  occurrence of the applicable  dissolution  events set forth in Article
VIII,  Section 1 hereof.  Upon dissolution of a particular  Series, the Trustees shall wind up the affairs of such Series in accordance with Article VIII Section
1 hereof and thereafter,  rescind the establishment and designation thereof. The
Board  of  Trustees  shall  terminate  any  particular  Class  and  rescind  the establishment and designation  thereof: (i) upon approval by a majority of votes cast at a  meeting  of the  Shareholders  of such  Class,  provided  a quorum of
Shareholders of such Class are present, or by action of the Shareholders of such
Class by written consent without a meeting  pursuant to Article V, Section 3; or
(ii) at the discretion of the Board of Trustees either (A) at any time there are no Shares  outstanding  of such Class,  or (B) upon prior written  notice to the
Shareholders of such Class;  provided,  however, that upon the rescission of the establishment  and  designation  of any particular  Series,  every Class of such
Series  shall  thereby  be  terminated  and its  establishment  and  designation rescinded.  Each  resolution  of the Board of Trustees  pursuant to this Section
6(i) shall be incorporated herein by reference upon adoption.

     Section 7. Indemnification of Shareholders. No shareholder as such shall be subject to any personal  liability  whatsoever to any Person in connection  with
Trust  Property  or the  acts,  obligations  or  affairs  of the  Trust.  If any
Shareholder or former  Shareholder  shall be exposed to liability,  charged with liability,  or held personally  liable,  for any obligations or liability of the
Trust, by reason of a claim or demand  relating  exclusively to his or her being or having  been a  Shareholder  of the Trust or a  Shareholder  of a  particular
Series thereof, and not because of such Shareholder's actions or omissions, such
Shareholder or former  Shareholder (or, in the case of a natural person,  his or her heirs, executors,  administrators, or other legal representatives or, in the case of a corporation or other entity, its corporate or other general successor)
shall be entitled to be held harmless from and  indemnified out of the assets of the  Trust or out of the  assets  of such  Series  thereof,  as the case may be, against all loss and expense,  including  without  limitation,  attorneys' fees, arising from such claim or demand;  provided,  however, such indemnity shall not cover (i) any taxes due or paid by reason of such Shareholder's ownership of any
Shares  and (ii)  expenses  charged to a  Shareholder  pursuant  to Article  IV,
Section 5 hereof.

                                  ARTICLE IV.

                              THE BOARD OF TRUSTEES

     Section 1. Number, Election, Term, Removal and Resignation.

     (a) The  initial  Board of  Trustees  shall  be  comprised  of the  Trustee entering into this  Declaration  of Trust on the date first written  above,  who shall hold  office  until the  initial  holder of a Share  executes a consent in writing  to elect a Board of  Trustees  that  holds  office in  accordance  with paragraph (c) of this Section 1. The initial  Trustee shall (i) execute and file or cause to be filed the  Certificate  of Trust with the office of the Secretary of State of the State of Delaware and (ii) adopt the By-Laws. In accordance with
Section 3801 of the DSTA,  each  Trustee  shall become a Trustee and be bound by this  Declaration  of  Trust  and  the  By-Laws  when  such  Person  signs  this
Declaration of Trust as a trustee and/or is duly elected or appointed, qualified and serving on the Board of Trustees in accordance  with the  provisions  hereof and the By-Laws,  so long as such signatory or other Person  continues in office in accordance with the terms hereof.

     (b) The number of Trustees constituting the entire Board of Trustees may be fixed from time to time by the vote of a majority of the then Board of Trustees;
provided,  however,  that the number of Trustees  shall in no event be less than one (1) nor more than fifteen (15).  The number of Trustees shall not be reduced so as to shorten the term of any Trustee then in office.

     (c) Each  Trustee  shall hold office for the lifetime of the Trust or until such Trustee's  earlier  death,  resignation,  removal,  retirement or inability otherwise  to  serve,  or,  if sooner  than any of such  events,  until the next meeting of Shareholders  called for the purpose of electing  Trustees or consent of  Shareholders  in lieu thereof for the  election of  Trustees,  and until the election and qualification of his or her successor.

     (d) Any  Trustee  may be removed,  with or without  cause,  by the Board of
Trustees,  by action of a majority of the Trustees then in office, or by vote of the Shareholders at any meeting called for that purpose.

     (e) Any  Trustee  may  resign at any time by giving  written  notice to the secretary  of  the  Trust  or to a  meeting  of  the  Board  of  Trustees.  Such resignation shall be effective upon receipt, unless specified to be effective at some later time.

     Section 2.  Trustee  Action by Written  Consent  Without a Meeting.  To the
extent not inconsistent with the provisions of the 1940 Act, any action that may be taken at any meeting of the Board of Trustees or any committee thereof may be taken  without  a meeting  and  without  prior  written  notice if a consent  or consents in writing  setting forth the action so taken is signed by the Trustees having not less than the  minimum  number of votes that  would be  necessary  to authorize or take that action at a meeting at which all Trustees on the Board of
Trustees or any committee  thereof,  as the case may be, were present and voted.
Written consents of the Trustees may be executed in one or more counterparts.  A consent  transmitted by electronic  transmission  (as defined in Section 3806 of the DSTA) by a Trustee  shall be deemed to be written and signed for purposes of this Section.  All such consents  shall be filed with the secretary of the Trust and shall be maintained in the Trust's records.

     Section 3. Powers; Other Business Interests; Quorum and Required Vote.

     (a) Powers.  Subject to the provisions of this  Declaration  of Trust,  the business of the Trust  (including  every Series  thereof) shall be managed by or under the direction of the Board of Trustees,  and such Board of Trustees  shall have all powers  necessary or convenient to carry out that  responsibility.  The
Board of Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts and  instruments  that it may consider necessary or appropriate in connection with the operation and  administration of the Trust (including  every Series thereof).  The Board of Trustees shall not be bound or limited by present or future laws or customs with regard to investments by  trustees  or  fiduciaries,  but,  subject  to the other  provisions  of this
Declaration  of Trust and the By-Laws,  shall have full  authority  and absolute power and control over the assets and the business of the Trust (including every
Series  thereof)  to the same  extent as if the Board of  Trustees  was the sole owner of such assets and business in its own right,  including  such  authority, power and control to do all acts and things as it, in its sole discretion, shall deem proper to  accomplish  the  purposes of this Trust.  Without  limiting  the foregoing,  the Board of Trustees may,  subject to the  requisite  vote for such actions as set forth in this  Declaration  of Trust and the  By-Laws:  (1) adopt
By-Laws not  inconsistent  with applicable law or this Declaration of Trust; (2)
amend,  restate and repeal such By-Laws,  subject to and in accordance  with the provisions  of such  By-Laws;  (3) fill  vacancies  on the Board of  Trustees in accordance with this Declaration of Trust and the By-Laws;  (4) elect and remove such officers and appoint and terminate such agents as it considers appropriate, in accordance with this Declaration of Trust and the By-Laws;  (5) establish and terminate  one or more  committees  of the  Board of  Trustees  pursuant  to the
By-Laws; (6) place Trust Property in custody as required by the 1940 Act, employ one or more  custodians of the Trust Property and authorize  such  custodians to employ sub-custodians and to place all or any part of such Trust Property with a custodian or a custodial  system meeting the  requirements  of the 1940 Act; (7)
retain a transfer  agent,  dividend  disbursing  agent, a shareholder  servicing agent or  administrative  services  agent,  or any  number  thereof or any other service  provider  as deemed  appropriate;  (8)  provide  for the  issuance  and distribution of shares of beneficial  interest in the Trust or other  securities or financial instruments directly or through one or more Principal  Underwriters or otherwise; (9) retain one or more Investment Adviser(s);  (10) re-acquire and redeem Shares on behalf of the Trust and transfer  Shares pursuant to applicable law; (11) set record dates for the determination of Shareholders with respect to various  matters,  in the  manner  provided  in  Article  V,  Section  4 of this
Declaration  of Trust;  (12)  declare and pay  dividends  and  distributions  to
Shareholders  from the Trust Property,  in accordance  with this  Declaration of
Trust and the By-Laws;  (13) establish,  designate and redesignate  from time to time, in accordance  with the provisions of Article III,  Section 6 hereof,  any
Series or Class of the Trust or of a Series;  (14) hire  personnel  as staff for the Board of Trustees or, for those Trustees who are not  Interested  Persons of the  Trust,  the  Investment  Adviser,  or the  Principal  Underwriter,  set the
compensation  to be paid by the  Trust  to such  personnel,  exercise  exclusive supervision of such personnel,  and remove one or more of such personnel, at the discretion of the Board of Trustees;  (15) retain special counsel, other experts and/or  consultants  for the Board of Trustees,  for those  Trustees who are not
Interested  Persons of the  Trust,  the  Investment  Adviser,  or the  Principal
Underwriter,  and/or for one or more of the committees of the Board of Trustees, set the  compensation  to be paid by the Trust to such  special  counsel,  other experts  and/or  consultants,  and remove one or more of such  special  counsel, other experts  and/or  consultants,  at the discretion of the Board of Trustees;
(16)  engage in and  prosecute,  defend,  compromise,  abandon,  or  adjust,  by arbitration,  or otherwise, any actions, suits, proceedings,  disputes,  claims, and demands  relating to the Trust, and out of the assets of the Trust to pay or to satisfy any debts,  claims or  expenses  incurred  in  connection  therewith, including those of litigation, and such power shall include, without limitation, the power of the Trustees, or any appropriate committee thereof, in the exercise of their or its good faith  business  judgment,  to dismiss  any  action,  suit, proceeding,  dispute, claim or demand,  derivative or otherwise,  brought by any person,  including  a  shareholder  in its own name or in the name of the Trust, whether  or not the  Trust  or any of the  Trustees  may be  named  individually therein or the subject  matter  arises by reason of business for or on behalf of the Trust; and (17) in general delegate such authority as it considers desirable to any Trustee or officer of the Trust,  to any  committee of the Trust,  to any agent  or  employee  of  the  Trust  or to  any  custodian,  transfer,  dividend disbursing,  shareholder  servicing  agent,  Principal  Underwriter,  Investment
Adviser, or other service provider.

     The  powers of the Board of  Trustees  set forth in this  Section  3(a) are without prejudice to any other powers of the Board of Trustees set forth in this
Declaration  of Trust and the By-Laws.  Any  determination  as to what is in the best interests of the Trust or any Series or Class thereof and its  Shareholders made by the Board of Trustees in good faith shall be  conclusive.  In construing the provisions of this Declaration of Trust,  the presumption  shall be in favor of a grant of power to the Board of Trustees.

     (b) Other Business  Interests.  The Trustees shall devote to the affairs of the Trust (including every Series thereof) such time as may be necessary for the proper  performance of their duties hereunder,  but neither the Trustees nor the officers,  directors,  shareholders,  partners or employees of the Trustees,  if any,  shall be expected  to devote  their full time to the  performance  of such duties. The Trustees, or any Affiliate,  shareholder, officer, director, partner or  employee  thereof,  or any  Person  owning  a legal or  beneficial  interest therein, may engage in, or possess an interest in, any business or venture other
than  the  Trust  or  any  Series  thereof,   of  any  nature  and  description,
independently  or with or for the  account  of others.  None of the  Trust,  any
Series thereof or any  Shareholder  shall have the right to participate or share in such  other  business  or  venture  or any  profit  or  compensation  derived therefrom.

     (c) Quorum and Required  Vote. At all meetings of the Board of Trustees,  a majority of the Board of Trustees  then in office  shall be present in person in order to constitute a quorum for the transaction of business. A meeting at which a quorum is initially present may continue to transact business  notwithstanding the departure of Trustees  from the meeting,  if any action taken is approved by at least a majority of the required quorum for that meeting.  Subject to Article
III, Sections 1 and 6 of the By-Laws and except as otherwise  provided herein or required by applicable law, the vote of not less than a majority of the Trustees present at a meeting at which a quorum is present  shall be the act of the Board of Trustees.

     Section 4. Payment of Expenses by the Trust.  Subject to the  provisions of
Article III, Section 6 hereof,  an authorized  officer of the Trust shall pay or cause to be paid out of the  principal or income of the Trust or any  particular
Series or Class  thereof,  or partly out of the  principal and partly out of the income of the Trust or any  particular  Series or Class  thereof,  and charge or allocate the same to, between or among such one or more of the Series or Classes that may be established or designated pursuant to Article III, Section 6 hereof, as such officer deems fair, all expenses,  fees, charges,  taxes and liabilities incurred by or arising in connection  with the  maintenance  or operation of the
Trust  or a  particular  Series  or Class  thereof,  or in  connection  with the management thereof,  including,  but not limited to, the Trustees'  compensation and such expenses,  fees,  charges,  taxes and  liabilities  associated with the services of the Trust's officers,  employees,  Investment Adviser(s),  Principal
Underwriter,  auditors,  counsel,  custodian,  sub-custodian,   transfer  agent,
dividend disbursing agent, shareholder servicing agent, and such other agents or independent  contractors  and such  other  expenses,  fees,  charges,  taxes and liabilities as the Board of Trustees may deem necessary or proper to incur.

     Section 5. Payment of Expenses by Shareholders. The Board of Trustees shall have the power,  as frequently as it may determine,  to cause any Shareholder to pay  directly,  in advance or arrears,  an amount fixed from time to time by the
Board of  Trustees  or an  officer  of the  Trust  for  charges  of the  Trust's custodian or transfer,  dividend  disbursing,  shareholder  servicing or similar agent which are not  customarily  charged  generally to the Trust, a Series or a
Class, where such services are provided to such Shareholder individually, rather than to all Shareholders collectively,  by setting off such amount due from such
Shareholder   from  the  amount  of  (i)  declared   but  unpaid   dividends  or
distributions owed such Shareholder, or (ii) proceeds from the redemption by the
Trust of Shares from such Shareholder pursuant to Article VI hereof.

     Section 6.  Ownership  of Trust  Property.  Legal title to all of the Trust
Property  shall at all times be vested in the  Trust,  except  that the Board of
Trustees  shall have the power to cause legal title to any Trust  Property to be held by or in the name of any Person as  nominee,  on such terms as the Board of
Trustees may determine, in accordance with applicable law.

     Section 7. Service Contracts.

     (a) Subject to this Declaration of Trust, the By-Laws and the 1940 Act, the
Board of Trustees may, at any time and from time to time, contract for exclusive or nonexclusive  investment  advisory or investment  management services for the
Trust or for any Series  thereof with any  corporation,  trust,  association  or other organization,  including any Affiliate;  and any such contract may contain such other  terms as the Board of  Trustees  may  determine,  including  without limitation,  delegation of authority to the Investment Adviser to determine from time to time  without  prior  consultation  with  the  Board  of  Trustees  what securities  and other  instruments  or property  shall be purchased or otherwise acquired, owned, held, invested or reinvested in, sold, exchanged,  transferred, mortgaged,  pledged,  assigned,  negotiated, or otherwise dealt with or disposed of, and what portion, if any, of the Trust Property shall be held uninvested and to make changes in the Trust's or a particular Series' investments, or to engage in such other activities, including administrative services, as may specifically be delegated to such party.

     (b) The  Board of  Trustees  may  also,  at any time and from time to time, contract with any Person, including any Affiliate,  appointing it or them as the exclusive or nonexclusive placement agent,  distributor or Principal Underwriter for the Shares of beneficial  interest of the Trust or one or more of the Series or Classes  thereof,  or for other  securities  or financial  instruments  to be issued by the Trust, or appointing it or them to act as the administrator,  fund accountant or accounting agent,  custodian,  transfer agent, dividend disbursing agent  and/or  shareholder  servicing  agent for the Trust or one or more of the
Series or Classes thereof.

     (c) The Board of Trustees is further  empowered,  at any time and from time to time, to contract with any Persons, including any Affiliates, to provide such other  services  to the  Trust  or one or more of its  Series,  as the  Board of
Trustees  determines to be in the best  interests of the Trust,  such Series and its Shareholders.

     (d) None of the following facts or circumstances  shall affect the validity of any of  the  contracts  provided  for in  this  Article  IV,  Section  7,  or disqualify  any  Shareholder,  Trustee,  employee  or  officer of the Trust from voting upon or executing the same, or create any liability or  accountability to
the  Trust,  any  Series  thereof  or  the   Shareholders,   provided  that  the
establishment of and performance of each such contract is permissible  under the
1940 Act, and provided  further that such Person is authorized to vote upon such contract under the 1940 Act:

     (i)  the fact that any of the Shareholders, Trustees, employees or officers of the Trust is a shareholder,  director,  officer,  partner, trustee, employee,  manager,  Adviser,  placement agent, Principal Underwriter, distributor,  or Affiliate  or agent of or for any Person,  or for any parent or  Affiliate  of any  Person,  with  which any type of service contract  provided for in this Article IV,  Section 7 may have been or may  hereafter  be made,  or that any such  Person,  or any  parent or
          Affiliate  thereof,  is a Shareholder or has an interest in the Trust,
          or

     (ii) the fact  that any  Person  with  which any type of  service  contract provided  for in this  Article  IV,  Section  7 may  have  been or may hereafter  be made also has such a service  contract  with one or more other Persons, or has other business or interests.

     (e) Every contract referred to in this Section 7 is required to comply with this Declaration of Trust,  the By-Laws,  the 1940 Act, other applicable law and any stipulation by resolution of the Board of Trustees.

                                   ARTICLE V.

                    SHAREHOLDERS' VOTING POWERS AND MEETINGS

     Section 1. Voting Powers. Subject to the provisions of Article III, Section
6 hereof, the Shareholders shall have the power to vote only (i) on such matters required  by this  Declaration  of  Trust,  the  By-Laws,  the 1940  Act,  other applicable  law and any  registration  statement  of the  Trust  filed  with the
Commission,  the  registration  of which is  effective;  and (ii) on such  other matters as the Board of Trustees may consider necessary or desirable. Subject to
Article III hereof, the Shareholder of record (as of the record date established pursuant to Section 4 of this  Article V) of each Share shall be entitled to one vote for each full  Share,  and a  fractional  vote for each  fractional  Share.
Shareholders  shall not be  entitled  to  cumulative  voting in the  election of
Trustees or on any other matter.

     Section 2. Quorum and Required Vote.

     (a) Forty percent  (40%) of the  outstanding  Shares  entitled to vote at a
Shareholders'  meeting,  which are  present in person or  represented  by proxy, shall  constitute a quorum at the  Shareholders'  meeting,  except when a larger quorum is required by this Declaration of Trust, the By-Laws,  applicable law or the  requirements  of any  securities  exchange  on which  Shares are listed for trading,  in which case such quorum shall comply with such requirements.  When a separate vote by one or more Series or Classes is required,  forty percent (40%)
of the  outstanding  Shares of each such  Series or Class  entitled to vote at a
Shareholders'  meeting of such  Series or Class,  which are present in person or represented by proxy, shall constitute a quorum at the Shareholders'  meeting of such  Series  or  Class,  except  when a  larger  quorum  is  required  by  this
Declaration of Trust,  the By-Laws,  applicable law or the  requirements  of any securities  exchange  on which  Shares of such  Series or Class are  listed  for trading, in which case such quorum shall comply with such requirements.

     (b) Subject to the provisions of Article III,  Section 6(d),  when a quorum is  present at any  meeting,  a  majority  of the votes  cast  shall  decide any questions  and a plurality  shall elect a Trustee,  except when a larger vote is required  by any  provision  of this  Declaration  of Trust or the By-Laws or by applicable law.  Pursuant to Article III, Section 6(d) hereof,  where a separate vote by Series and, if applicable,  by Class is required, the preceding sentence shall apply to such separate votes by Series and Classes.

     (c) Abstentions and broker  non-votes will be treated as votes present at a
Shareholders'  meeting;  abstentions and broker non-votes will not be treated as votes cast at such meeting. Abstentions and broker non-votes, therefore (i) will be included for purposes of  determining  whether a quorum is present;  and (ii)
will have no effect on proposals  that require a plurality for  approval,  or on proposals  requiring  an  affirmative  vote of a  majority  of  votes  cast  for approval.

     Section 3.  Shareholder  Action by Written Consent  Without a Meeting.  Any
action which may be taken at any meeting of Shareholders  may be taken without a meeting if a consent or consents in writing setting forth the action so taken is or are signed by the  holders of a majority  of the Shares  entitled  to vote on such action (or such different  proportion  thereof as shall be required by law, the  Declaration  of Trust or the By-Laws for approval of such action) and is or are  received  by the  secretary  of the  Trust  either:  (i) by the date set by resolution of the Board of Trustees for the shareholder vote on such action;  or
(ii) if no date is set by  resolution  of the  Board,  within 30 days  after the record date for such action as  determined  by  reference  to Article V, Section
4(b) hereof.  The written  consent for any such action may be executed in one or more counterparts,  each of which shall be deemed an original,  and all of which when taken together  shall  constitute  one and the same  instrument.  A consent transmitted by electronic transmission (as defined in the DSTA) by a Shareholder or by a Person or Persons authorized to act for a Shareholder shall be deemed to be written and signed for purposes of this Section.  All such consents  shall be filed with the  secretary  of the Trust and shall be  maintained  in the Trust's records.  Any Shareholder that has given a written consent or the  Shareholder's proxyholder or a personal  representative  of the  Shareholder or its respective proxyholder may revoke the consent by a writing received by the secretary of the
Trust either: (i) before the date set by resolution of the Board of Trustees for the shareholder vote on such action;  or (ii) if no date is set by resolution of the Board, within 30 days after the record date for such action as determined by reference to Article V, Section 4(b) hereof.

     Section 4. Record Dates.

     (a) For purposes of determining the Shareholders entitled to notice of, and to vote at, any meeting of Shareholders,  the Board of Trustees may fix a record date,  which  record date shall not  precede the date upon which the  resolution fixing the record  date is adopted by the Board of  Trustees,  and which  record date shall not be more than one hundred and twenty  (120) days nor less than ten
(10) days before the date of any such meeting.  A determination  of Shareholders of record  entitled to notice of or to vote at a meeting of  Shareholders  shall apply to any adjournment of the meeting;  provided,  however,  that the Board of
Trustees may fix a new record date for the adjourned meeting and shall fix a new record date for any meeting that is adjourned for more than sixty (60) days from the  date  set for  the  original  meeting.  For  purposes  of  determining  the
Shareholders  entitled  to vote on any action  without a  meeting,  the Board of
Trustees  may fix a record  date,  which  record date shall not precede the date upon which the  resolution  fixing  the  record  date is adopted by the Board of
Trustees,  and which  record  date shall not be more than thirty (30) days after the date upon which the  resolution  fixing  the  record  date is adopted by the
Board of Trustees.

     (b) If the Board of Trustees does not so fix a record date:

     (i)  the record date for  determining  Shareholders  entitled to notice of, and to vote at, a  meeting  of  Shareholders  shall be at the close of business on the day next  preceding  the day on which  notice is given or, if  notice is  waived,  at the close of  business  on the day next preceding the day on which the meeting is held.

     (ii) the record date for determining  Shareholders  entitled to vote on any action by consent in writing  without a meeting of  Shareholders,  (1)
          when no prior action by the Board of Trustees has been taken, shall be the day on which the first signed  written  consent  setting forth the action taken is  delivered  to the Trust,  or (2) when prior action of the  Board of  Trustees  has  been  taken,  shall  be at the  close of business  on the  day on  which  the  Board  of  Trustees  adopts  the resolution taking such prior action.

     (c) For the purpose of  determining  the  Shareholders  of the Trust or any
Series or Class  thereof who are entitled to receive  payment of any dividend or of any other  distribution of assets of the Trust or any Series or Class thereof
(other than in connection with a dissolution of the Trust or a Series, a merger, consolidation,  conversion,  reorganization,  or any other transactions, in each case that is governed by Article VIII of the Declaration of Trust), the Board of
Trustees may:

     (i)  from  time to time fix a record  date,  which  record  date  shall not precede the date upon which the  resolution  fixing the record date is adopted,  and which record date shall not be more than sixty (60) days before the date for the  payment of such  dividend  and/or  such other distribution;

     (ii) adopt  standing  resolutions  fixing record dates and related  payment dates at periodic  intervals  of any  duration for the payment of such dividend and/or such other distribution; and/or

     (iii) delegate  to an  appropriate  officer  or  officers  of the Trust the determination  of such  periodic  record  and/or  payments  dates with respect to such dividend and/or such other distribution.

Nothing in this Section shall be construed as  precluding  the Board of Trustees from setting different record dates for different Series or Classes.

     Section  5.  Additional   Provisions.   The  By-Laws  may  include  further
provisions for Shareholders' votes, meetings and related matters.

                                  ARTICLE VI.

                         NET ASSET VALUE; DISTRIBUTIONS;
                             REDEMPTIONS; TRANSFERS

     Section 1. Determination of Net Asset Value, Net Income and Distributions.

     (a) Subject to Article III,  Section 6 hereof,  the Board of Trustees shall have the power to determine from time to time the offering price for authorized, but unissued,  Shares of beneficial interest of the Trust or any Series or Class thereof, respectively, that shall yield to the Trust or such Series or Class not less than the net asset value  thereof,  in addition to any amount of applicable sales charge to be paid to the Principal  Underwriter  or the selling  broker or dealer in connection with the sale of such Shares,  at which price the Shares of the Trust or such  Series or Class,  respectively,  shall be  offered  for sale, subject to any other requirements or limitations of the 1940 Act.

     (b) Subject to Article III,  Section 6 hereof,  the Board of Trustees  may, subject  to the 1940 Act,  prescribe  and shall set forth in the  By-Laws,  this
Declaration  of Trust or in a resolution of the Board of Trustees such bases and time for determining the net asset value per Share of the Trust or any Series or
Class  thereof,  or net  income  attributable  to the Shares of the Trust or any
Series  or Class  thereof  or the  declaration  and  payment  of  dividends  and distributions  on the Shares of the Trust or any Series or Class thereof,  as it may deem necessary or desirable,  and such dividends and  distributions may vary between  the Classes to reflect  differing  allocations  of the  expenses of the
Trust  between such Classes to such extent and for such purposes as the Trustees may deem appropriate.

     (c) The  Shareholders of the Trust or any Series or Class, if any, shall be entitled to receive dividends and distributions, when, if and as declared by the
Board of Trustees with respect  thereto,  provided that with respect to Classes, such  dividends and  distributions  shall comply with the 1940 Act. The right of
Shareholders to receive dividends or other  distributions on Shares of any Class may be set forth in a plan  adopted by the Board of Trustees  and  amended  from time to time  pursuant  to the 1940 Act.  No Share  shall have any  priority  or preference  over any other  Share of the Trust  with  respect  to  dividends  or distributions  paid in the  ordinary  course of business or  distributions  upon dissolution  of the Trust  made  pursuant  to  Article  VIII,  Section 1 hereof;
provided however, that

     (i)  if the Shares of the Trust are divided into Series  thereof,  no Share of a particular  Series shall have any priority or preference over any
          other  Share  of  the  same  Series  with   respect  to  dividends  or
          distributions paid in the ordinary course of business or distributions upon  dissolution  of the Trust or of such  Series  made  pursuant  to
          Article VIII, Section 1 hereof;

     (ii) if the Shares of the Trust are divided into Classes thereof,  no Share of a particular  Class shall have any priority or preference  over any
          other  Share  of  the  same  Class  with   respect  to   dividends  or
          distributions paid in the ordinary course of business or distributions upon dissolution of the Trust made pursuant to Article VIII, Section 1 hereof; and

     (iii) if the Shares of a Series are divided into Classes thereof,  no Share of a  particular  Class of such  Series  shall  have any  priority  or preference  over any other Share of the same Class of such Series with respect to dividends or  distributions  paid in the ordinary course of business  or  distributions  upon  dissolution  of  such  Series  made pursuant to Article VIII, Section 1 hereof.

All dividends and distributions  shall be made ratably among all Shareholders of the Trust, a particular Class of the Trust, a particular Series, or a particular
Class of a Series from the Trust  Property held with respect to the Trust,  such
Series or such  Class,  respectively,  according  to the number of Shares of the
Trust,  such  Series or such  Class held of record by such  Shareholders  on the record date for any dividend or distribution; provided however, that

     (iv) if the  Shares of the Trust  are  divided  into  Series  thereof,  all
          dividends  and   distributions   from  the  Trust   Property  and,  if
          applicable,  held with respect to such Series, shall be distributed to each Series thereof according to the net asset value computed for such
          Series and within such particular Series, shall be distributed ratably to the  Shareholders of such Series  according to the number of Shares of such Series held of record by such  Shareholders on the record date for any dividend or distribution; and

     (v)  if the Shares of the Trust or of a Series  are  divided  into  Classes thereof,  all dividends and distributions from the Trust Property and, if applicable, held with respect to the Trust or such Series, shall be distributed  to each Class  thereof  according  to the net asset value computed  for such Class and within such  particular  Class,  shall be distributed ratably to the Shareholders of such Class according to the number of Shares of such Class held of record by such  Shareholders on the record date for any dividend or distribution.

Dividends and distributions may be paid in cash, in kind or in Shares.

     (d) Before  payment of any dividend there may be set aside out of any funds of the Trust, or the applicable Series thereof, available for dividends such sum or sums as the  Board  of  Trustees  may  from  time to  time,  in its  absolute discretion,  think  proper  as a  reserve  fund  to meet  contingencies,  or for equalizing dividends, or for repairing or maintaining any property of the Trust, or any Series thereof, or for such other lawful purpose as the Board of Trustees shall deem to be in the best interests of the Trust,  or the applicable  Series, as the case may be, and the Board of Trustees  may  abolish any such  reserve in the manner in which the reserve was created.

     Section 2.  Redemptions  at the Option of a Shareholder.  Unless  otherwise provided  in the  prospectus  of the  Trust  relating  to the  Shares,  as  such prospectus may be amended from time to time:

     (a) The Trust shall purchase such Shares as are offered by any  Shareholder for redemption upon the presentation of a proper instrument of transfer together with a request  directed to the Trust or a Person  designated  by the Trust that the Trust purchase such Shares and/or in accordance  with such other  procedures for  redemption  as the Board of Trustees  may from time to time  authorize.  If certificates  have been issued to a  Shareholder,  any request for redemption by such Shareholder must be accompanied by surrender of any outstanding certificate or certificates  for such Shares in form for transfer,  together with such proof of the  authenticity  of signatures as may reasonably be required on such Shares and accompanied by proper stock transfer stamps, if applicable.

     (b) The  Trust  shall  pay for such  Shares  the net  asset  value  thereof
(excluding any applicable redemption fee or sales load), in accordance with this
Declaration  of  Trust,  the  By-Laws,  the 1940 Act and other  applicable  law.
Payments  for  Shares so  redeemed  by the Trust  shall be made in cash,  except payment for such Shares  may,  at the option of the Board of  Trustees,  or such officer or officers as it may duly authorize in its complete discretion, be made in kind or  partially in cash and  partially in kind.  In case of any payment in kind,  the Board of Trustees,  or its authorized  officers,  shall have absolute discretion  as to what  security or  securities  of the Trust or the  applicable
Series  shall  be  distributed  in kind  and the  amount  of the  same;  and the securities  shall be valued for purposes of  distribution  at the value at which they were appraised in computing the then current net asset value of the Shares,
provided  that  any  Shareholder  who  cannot  legally  acquire   securities  so
distributed in kind shall receive cash to the extent  permitted by the 1940 Act.
Shareholders shall bear the expenses of in-kind transactions, including, but not limited to,  transfer  agency fees,  custodian  fees and costs of disposition of such securities.

     (c) Payment by the Trust for such redemption of Shares shall be made by the
Trust  to the  Shareholder  within  seven  days  after  the  date on  which  the redemption  request is received  in proper  form  and/or  such other  procedures authorized by the Board of Trustees are complied with; provided,  however,  that if payment shall be made other than  exclusively  in cash,  any securities to be delivered  as part  of such  payment  shall  be  delivered  as  promptly  as any necessary transfers of such securities on the books of the several  corporations whose  securities  are to be delivered  practicably  can be made,  which may not necessarily  occur within such seven-day  period.  In no case shall the Trust be liable  for any  delay  of any  corporation  or  other  Person  in  transferring securities selected for delivery as all or part of any payment in kind.

     (d) The obligations of the Trust set forth in this Section 2 are subject to the provision that such  obligations  may be suspended or postponed by the Board of Trustees (1) during any time the New York Stock Exchange (the  "Exchange") is closed for other than weekends or holidays; (2) if permitted by the rules of the
Commission,  during periods when trading on the Exchange is  restricted;  or (3)
during any  National  Financial  Emergency.  The Board of  Trustees  may, in its
discretion,  declare  that  the  suspension  relating  to a  National  Financial
Emergency  shall  terminate,  as the case may be, on the first  business  day on which the Exchange shall have reopened or the period  specified above shall have expired (as to which,  in the absence of an official  ruling by the  Commission, the determination of the Board of Trustees shall be conclusive).

     (e) The  right  of any  Shareholder  of the  Trust or any  Series  or Class
thereof to receive  dividends or other  distributions on Shares redeemed and all other rights of such Shareholder with respect to the Shares so redeemed,  except the right of such Shareholder to receive payment for such Shares, shall cease at the time the purchase  price of such Shares  shall have been fixed,  as provided above.

     Section 3.  Redemptions  at the  Option of the Trust.  At the option of the
Board of  Trustees  the Trust may,  from time to time,  without  the vote of the
Shareholders,  but  subject  to the 1940 Act,  redeem  Shares or  authorize  the closing  of any  Shareholder  account,  subject  to  such  conditions  as may be established from time to time by the Board of Trustees.

     Section 4. Transfer of Shares.  Shares shall be  transferable in accordance with the provisions of the By-Laws.

                                  ARTICLE VII.

                             LIMITATION OF LIABILITY
                          AND INDEMNIFICATION OF AGENT

     Section 1. Limitation of Liability.

     (a) For the purpose of this Article, "Agent" means any Person who is or was a Trustee, officer, employee or other agent of the Trust or is or was serving at the  request of the Trust as a trustee,  director,  officer,  employee  or other agent of another foreign or domestic  corporation,  partnership,  joint venture, trust or  other  enterprise;  "Proceeding"  means  any  threatened,  pending  or completed  action or proceeding,  whether  civil,  criminal,  administrative  or investigative; and "Expenses" include without limitation attorneys' fees and any expenses of establishing a right to indemnification under this Article.

     (b) An Agent  shall be liable to the Trust and to any  Shareholder  for any act  or  omission  that  constitutes  a  bad  faith  violation  of  the  implied contractual  covenant  of good  faith and fair  dealing,  for such  Agent's  own willful  misfeasance,  bad faith,  gross negligence or reckless disregard of the duties involved in the conduct of such Agent (such conduct referred to herein as
"Disqualifying Conduct"), and for nothing else.

     (c) Subject to subsection  (b) of this Section 1 and to the fullest  extent that  limitations  on the  liability of Agents are  permitted  by the DSTA,  the
Agents shall not be  responsible  or liable in any event for any act or omission of any  other  Agent  of  the  Trust  or any  Investment  Adviser  or  Principal
Underwriter of the Trust.

     (d) No Agent,  when acting in its  respective  capacity  as such,  shall be personally  liable to any Person,  other than the Trust or a Shareholder  to the extent  provided  in  subsections  (b) and (c) of this  Section  1, for any act, omission or obligation of the Trust or any Trustee thereof.

     (e)  Each  Trustee,  officer  and  employee  of  the  Trust  shall,  in the performance  of his  or her  duties,  be  fully  and  completely  justified  and protected  with regard to any act or any failure to act resulting  from reliance in good faith upon the books of account or other  records of the Trust,  upon an opinion of counsel,  or upon reports made to the Trust by any of its officers or employees or by the Investment  Adviser,  the Principal  Underwriter,  any other
Agent, selected dealers, accountants, appraisers or other experts or consultants selected  with  reasonable  care by the  Trustees,  officers or employees of the
Trust,  regardless of whether such counsel or expert may also be a Trustee.  The officers  and  Trustees  may obtain the advice of counsel or other  experts with respect to the meaning and operation of this  Declaration of Trust, the By-Laws, applicable  law and their  respective  duties as officers or  Trustees.  No such officer or Trustee  shall be liable for any act or omission in  accordance  with such advice,  records and/or reports and no inference concerning liability shall arise from a failure to follow such advice, records and/or reports. The officers and Trustees shall not be required to give any bond hereunder, nor any surety if a bond is required by applicable law.

     (f) The failure to make timely  collection of dividends or interest,  or to take  timely  action with  respect to  entitlements,  on the Trust's  securities issued in  emerging  countries,  shall not be deemed to be  negligence  or other fault on the part of any Agent,  and no Agent shall have any  liability for such failure  or for  any  loss  or  damage  resulting  from  the  imposition  by any government of exchange control  restrictions which might affect the liquidity of the Trust's assets or from any war or political act of any foreign government to which such assets might be exposed, except, in the case of a Trustee or officer, for liability resulting from such Trustee's or officer's Disqualifying Conduct.

     (g) The limitation on liability contained in this Article applies to events occurring at the time a Person  serves as an Agent whether or not such Person is an Agent at the time of any Proceeding in which liability is asserted.

     (h) No amendment or repeal of this Article shall adversely affect any right or protection of an Agent that exists at the time of such amendment or repeal.

     Section 2. Indemnification.

     (a)  Indemnification  by Trust.  The Trust  shall  indemnify,  out of Trust
Property,  to the fullest extent  permitted under applicable law, any Person who was or is a party  or is  threatened  to be made a party  to any  Proceeding  by reason  of the fact that such  Person is or was an Agent of the  Trust,  against
Expenses,   judgments,   fines,  settlements  and  other  amounts  actually  and
reasonably  incurred in connection  with such Proceeding if such Person acted in good faith or in the case of a criminal  proceeding,  had no reasonable cause to believe  the  conduct  of such  Person  was  unlawful.  The  termination  of any
Proceeding by judgment, order, settlement, conviction or plea of nolo contendere or its equivalent  shall not of itself create a presumption  that the Person did not act in good faith or that the Person had  reasonable  cause to believe  that the Person's conduct was unlawful.

     (b)  Exclusion of  Indemnification.  Notwithstanding  any  provision to the contrary contained herein,  there shall be no right to  indemnification  for any liability arising by reason of the Agent's Disqualifying  Conduct. In respect of any claim,  issue or matter as to which that Person shall have been  adjudged to be  liable  in the  performance  of  that  Person's  duty  to the  Trust  or the
Shareholders, indemnification shall be made only to the extent that the court in which that action was brought shall  determine,  upon  application or otherwise, that in view of all the circumstances of the case, that Person was not liable by reason of that Person's Disqualifying Conduct.

     (c) Required Approval. Any indemnification under this Article shall be made by the  Trust  if  authorized  in the  specific  case  on a  determination  that indemnification  of the  Agent is  proper  in the  circumstances  by (i) a final decision on the merits by a court or other body before whom the  proceeding  was brought  that the Agent  was not  liable  by  reason  of  Disqualifying  Conduct
(including,  but not  limited  to,  dismissal  of  either a court  action  or an administrative proceeding against the Agent for insufficiency of evidence of any
Disqualifying  Conduct) or, (ii) in the absence of such a decision, a reasonable determination,  based upon a review of the facts,  that the Agent was not liable by reason of Disqualifying Conduct, by (1) the vote of a majority of a quorum of the  Trustees  who are not (x)  "interested  persons" of the Trust as defined in
Section 2(a)(19) of the 1940 Act, (y) parties to the proceeding,  or (z) parties who have any economic or other  interest in  connection  with such specific case
(the "disinterested,  non-party Trustees");  or (2) by independent legal counsel in a written opinion.

     (d) Advancement of Expenses. Expenses incurred by an Agent in defending any
Proceeding  may be advanced  by the Trust  before the final  disposition  of the
Proceeding  on receipt of an  undertaking  by or on behalf of the Agent to repay the amount of the advance if it shall be determined ultimately that the Agent is not entitled to be indemnified as authorized in this Article;  provided, that at least one of the following  conditions  for the  advancement of expenses is met:
(i) the Agent shall provide a security for his undertaking, (ii) the Trust shall be insured against losses arising by reason of any lawful  advances,  or (iii) a majority of a quorum of the  disinterested,  non-party Trustees of the Trust, or an independent legal counsel in a written opinion,  shall determine,  based on a review of readily  available  facts (as opposed to a full  trial-type  inquiry), that there is reason to believe that the Agent ultimately will be found entitled to indemnification.

     (e) Other  Contractual  Rights.  Nothing  contained in this  Article  shall affect any right to  indemnification  to which  Persons  other than Trustees and officers of the Trust or any  subsidiary  thereof may be entitled by contract or otherwise.

     (f)  Fiduciaries of Employee  Benefit Plan.  This Article does not apply to any Proceeding against any trustee,  investment manager or other fiduciary of an employee benefit plan in that Person's capacity as such, even though that Person may also be an Agent of the  Trust as  defined  in  Section  1 of this  Article.
Nothing  contained in this Article shall limit any right to  indemnification  to which such a trustee,  investment manager, or other fiduciary may be entitled by contract or  otherwise  which shall be  enforceable  to the extent  permitted by applicable law other than this Article.

     Section 3.  Insurance.  To the fullest extent  permitted by applicable law, the Board of Trustees shall have the authority to purchase with Trust  Property, insurance  for  liability  and for all Expenses  reasonably  incurred or paid or expected to be paid by an Agent in connection  with any Proceeding in which such
Agent becomes involved by virtue of such Agent's  actions,  or omissions to act, in its  capacity  or former  capacity  with the Trust,  whether or not the Trust would have the power to indemnify such Agent against such liability.

     Section 4. Derivative  Actions.  Subject to the  requirements  set forth in
Section 3816 of the DSTA, a Shareholder or  Shareholders  may bring a derivative action on behalf of the Trust only if the Shareholder or Shareholders first make a pre-suit  demand upon the Board of Trustees to bring the subject action unless an effort to cause the Board of  Trustees  to bring such  action is  excused.  A demand on the Board of Trustees shall only be excused if a majority of the Board of Trustees,  or a majority of any committee  established to consider the merits of such  action,  has a material  personal  financial  interest in the action at issue.  A Trustee  shall not be deemed  to have a  material  personal  financial interest in an action or otherwise be disqualified  from ruling on a Shareholder demand by virtue of the fact that such Trustee receives remuneration from his or her  service  on the Board of  Trustees  of the Trust or on the boards of one or more investment  companies with the same or an affiliated  investment adviser or underwriter.

                                 ARTICLE VIII.

                              CERTAIN TRANSACTIONS

     Section 1. Dissolution of Trust or Series.  The Trust and each Series shall have perpetual  existence,  except that the Trust (or a particular Series) shall be dissolved:

     (a) With respect to the Trust, (i) upon the vote of the holders of not less than a majority of the Shares of the Trust cast,  or (ii) at the  discretion  of the Board of Trustees either (A) at any time there are no Shares  outstanding of the Trust, or (B) upon prior written notice to the Shareholders of the Trust; or

     (b) With respect to a particular  Series,  (i) upon the vote of the holders of not less than a majority  of the Shares of such Series  cast,  or (ii) at the discretion  of the Board of Trustees  either (A) at any time there are no Shares outstanding of such Series, or (B) upon prior written notice to the Shareholders of such Series; or

     (c) With respect to the Trust (or a particular Series), upon the occurrence of a dissolution  or termination  event pursuant to any other  provision of this
Declaration of Trust (including Article VIII, Section 2) or the DSTA; or

     (d) With respect to any Series,  upon any event that causes the dissolution of the Trust.

     Upon dissolution of the Trust (or a particular Series, as the case may be), the Board of Trustees shall (in accordance with Section 3808 of the DSTA) pay or make reasonable  provision to pay all claims and obligations of the Trust and/or each  Series  (or the  particular  Series,  as the case may be),  including  all contingent,  conditional or unmatured claims and obligations known to the Trust, and all claims and obligations  which are known to the Trust,  but for which the identity of the claimant is unknown.  If there are  sufficient  assets held with respect to the Trust and/or each Series of the Trust (or the particular  Series, as the case may be), such claims and  obligations  shall be paid in full and any such  provisions  for payment shall be made in full.  If there are  insufficient assets  held with  respect to the Trust  and/or each Series of the Trust (or the particular  Series,  as the case may be), such claims and  obligations  shall be paid or  provided  for  according  to  their  priority  and,  among  claims  and obligations  of equal  priority,  ratably  to the  extent  of  assets  available therefor. Any remaining assets (including,  without limitation, cash, securities or any combination thereof) held with respect to the Trust and/or each Series of the Trust (or the particular Series, as the case may be) shall be distributed to the Shareholders of the Trust and/or each Series of the Trust (or the particular
Series,  as the case may be)  ratably  according  to the number of Shares of the
Trust and/or such Series thereof (or the particular  Series, as the case may be)
held of  record by the  several  Shareholders  on the date for such  dissolution distribution; provided, however, that if the Shares of the Trust or a Series are
divided  into  Classes  thereof,   any  remaining  assets  (including,   without
limitation,  cash,  securities or any combination  thereof) held with respect to the Trust or such Series,  as applicable,  shall be distributed to each Class of the Trust or such  Series  according  to the net asset value  computed  for such
Class and within such  particular  Class,  shall be  distributed  ratably to the
Shareholders  of such Class according to the number of Shares of such Class held of  record  by  the  several  Shareholders  on the  date  for  such  dissolution distribution.  Upon the winding up of the Trust in accordance  with Section 3808 of the DSTA and its termination, any one (1) Trustee shall execute, and cause to be filed,  a certificate  of  cancellation,  with the office of the Secretary of
State of the State of Delaware in accordance with the provisions of Section 3810 of the DSTA.

     Section 2. Merger or Consolidation; Conversion; Reorganization.

     (a)  Merger  or  Consolidation.  Pursuant  to an  agreement  of  merger  or consolidation, the Board of Trustees, by vote of a majority of the Trustees, may cause  the  Trust  to merge or  consolidate  with or into one or more  statutory trusts or "other  business  entities"  (as defined in Section  3801 of the DSTA)
formed or organized  or existing  under the laws of the State of Delaware or any other  state of the  United  States  or any  foreign  country  or other  foreign jurisdiction. Any such merger or consolidation shall not require the vote of the
Shareholders  unless such vote is required  by the 1940 Act;  provided  however, that the Board of  Trustees  shall  provide at least  thirty  (30)  days'  prior written notice to the Shareholders of such merger or consolidation. By reference to  Section  3815(f)  of the DSTA,  any  agreement  of  merger or  consolidation approved in accordance with this Section 2(a) may,  without a Shareholder  vote, unless required by the 1940 Act, the requirements of any securities  exchange on which Shares are listed for trading or any other  provision of this  Declaration of Trust or the By-Laws,  effect any amendment to this  Declaration  of Trust or the By-Laws or effect the adoption of a new governing instrument if the Trust is the surviving or resulting statutory trust in the merger or consolidation, which amendment or new governing  instrument  shall be effective at the effective time or date of the merger or  consolidation.  In all  respects  not  governed by the
DSTA, the 1940 Act, other  applicable law or the  requirements of any securities exchange on which  Shares are listed for  trading,  the Board of Trustees  shall have the power to prescribe  additional  procedures  necessary or appropriate to accomplish a merger or consolidation,  including the power to create one or more separate  statutory trusts to which all or any part of the assets,  liabilities, profits  or  losses  of the  Trust may be  transferred  and to  provide  for the conversion of Shares into beneficial  interests in such separate statutory trust or trusts.  Upon completion of the merger or consolidation,  if the Trust is the surviving or resulting  statutory trust, any one (1) Trustee shall execute,  and cause to be filed, a certificate of merger or  consolidation  in accordance with
Section 3815 of the DSTA.

     (b)  Conversion.  The  Board  of  Trustees,  by vote of a  majority  of the
Trustees,  may cause (i) the Trust to convert to an "other business  entity" (as defined in Section 3801 of the DSTA)  formed or organized  under the laws of the
State of Delaware as permitted  pursuant to Section  3821 of the DSTA;  (ii) the
Shares of the Trust or any Series to be converted into  beneficial  interests in another  statutory trust (or series thereof)  created pursuant to this Section 2 of this Article VIII,  or (iii) the Shares to be exchanged  under or pursuant to any state or federal statute to the extent  permitted by law. Any such statutory conversion, Share conversion or Share exchange shall not require the vote of the
Shareholders  unless such vote is required  by the 1940 Act;  provided  however, that the Board of  Trustees  shall  provide at least  thirty  (30)  days'  prior written notice to the  Shareholders  of the Trust of any conversion of Shares of the Trust  pursuant  to  Subsections  (b)(i)  or  (b)(ii)  of this  Section 2 or exchange of Shares of the Trust pursuant to Subsection  (b)(iii) of this Section
2, and at least thirty (30) days' prior written notice to the  Shareholders of a particular  Series  of any  conversion  of  Shares of such  Series  pursuant  to
Subsection  (b)(ii)  of this  Section 2 or  exchange  of  Shares of such  Series pursuant to Subsection  (b)(iii) of this Section 2. In all respects not governed by the DSTA,  the 1940 Act,  other  applicable  law or the  requirements  of any securities  exchange  on which  Shares  are  listed  for  trading,  the Board of
Trustees shall have the power to prescribe  additional  procedures  necessary or appropriate  to  accomplish a statutory  conversion,  Share  conversion or Share exchange, including the power to create one or more separate statutory trusts to which all or any part of the assets, liabilities, profits or losses of the Trust may be  transferred  and to provide for the conversion of Shares of the Trust or any Series thereof into beneficial interests in such separate statutory trust or trusts (or series thereof).

     (c)  Reorganization.  The Board of  Trustees,  by vote of a majority of the
Trustees,  may cause the Trust to sell, convey and transfer all or substantially all of the assets of the Trust ("sale of Trust assets") or all or  substantially all of the assets  associated with any one or more Series ("sale of such Series'
assets"), to another trust, statutory trust,  partnership,  limited partnership, limited liability company,  corporation or other association organized under the laws of any state, or to one or more separate series thereof, or to the Trust to be held as assets  associated  with one or more other  Series of the  Trust,  in exchange for cash, shares or other securities (including, without limitation, in the case of a  transfer  to another  Series of the  Trust,  Shares of such other
Series) with such sale,  conveyance  and transfer  either (a) being made subject to, or with the assumption by the transferee of, the liabilities associated with the Trust or the liabilities  associated with the Series the assets of which are so transferred, as applicable, or (b) not being made subject to, or not with the assumption of, such  liabilities.  Any such sale,  conveyance and transfer shall not  require  the vote of the  Shareholders  unless such vote is required by the
1940 Act;  provided  however,  that the Board of Trustees shall provide at least thirty (30) days' prior written notice to the  Shareholders  of the Trust of any such sale of Trust assets, and at least thirty (30) days prior written notice to the  Shareholders  of a particular  Series of any sale of such  Series'  assets.
Following such sale of Trust assets, the Board of Trustees shall distribute such cash,  shares or other  securities  ratably among the  Shareholders of the Trust
(giving due effect to the assets and  liabilities  associated with and any other differences  among the various Series the assets associated with which have been so sold,  conveyed and transferred,  and due effect to the differences among the various  Classes  within each such  Series).  Following  a sale of such  Series'
assets,  the Board of  Trustees  shall  distribute  such  cash,  shares or other securities  ratably among the  Shareholders of such Series (giving due effect to the differences  among the various  Classes within each such Series).  If all of the assets of the Trust have been so sold,  conveyed and transferred,  the Trust shall be  dissolved;  and if all of the  assets  of a Series  have been so sold, conveyed  and  transferred,  such  Series  and  the  Classes  thereof  shall  be dissolved.  In all  respects  not  governed  by the DSTA,  the 1940 Act or other applicable  law,  the  Board  of  Trustees  shall  have the  power to  prescribe
additional   procedures  necessary  or  appropriate  to  accomplish  such  sale, conveyance  and  transfer,  including  the power to create one or more  separate statutory trusts to which all or any part of the assets, liabilities, profits or losses of the Trust may be  transferred  and to provide  for the  conversion  of
Shares into beneficial interests in such separate statutory trust or trusts.

     Section 3. Master Feeder Structure. If permitted by the 1940 Act, the Board of Trustees,  by vote of a majority of the  Trustees,  and without a Shareholder vote,  may  cause the Trust or any one or more  Series  to  convert  to a master feeder  structure  (a structure in which a feeder fund invests all of its assets in a master fund,  rather than making  investments  in securities  directly) and thereby cause existing  Series of the Trust to either become feeders in a master fund, or to become master funds in which other funds are feeders.

     Section 4. Absence of Appraisal or Dissenters' Rights. No Shareholder shall be  entitled,  as a matter of right,  to relief as a dissenting  Shareholder  in respect of any proposal or action involving the Trust or any Series or any Class thereof.

                                  ARTICLE IX.

                                   AMENDMENTS

     Section 1. Amendments Generally.  This Declaration of Trust may be restated
and/or amended at any time by an instrument in writing signed by not less than a majority  of  the  Board  of  Trustees  and,  to the  extent  required  by  this
Declaration  of  Trust,  the  1940  Act or the  requirements  of any  securities exchange on which Shares are listed for trading,  by approval of such  amendment by the Shareholders in accordance with Article III, Section 6 hereof and Article
V hereof.  Any such  restatement  and/or  amendment  hereto  shall be  effective immediately upon execution and approval or upon such future date and time as may be stated therein.  The Certificate of Trust shall be restated and/or amended at any time by the Board of Trustees,  without Shareholder approval, to correct any inaccuracy  contained  therein.  Any such  restatement  and/or  amendment of the
Certificate  of Trust shall be executed by at least one (1) Trustee and shall be effective  immediately upon its filing with the office of the Secretary of State of the State of Delaware or upon such future date as may be stated therein.

                                   ARTICLE X.

                                  MISCELLANEOUS

     Section 1. References: Headings: Counterparts. In this Declaration of Trust and in any  restatement  hereof  and/or  amendment  hereto,  references  to this instrument,  and all  expressions  of similar  effect to "herein,"  "hereof" and
"hereunder,"  shall be deemed to refer to this  instrument as so restated and/or amended.  Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning,  construction or effect of this instrument. Whenever the singular number is used herein, the same shall include the plural;  and the neuter,  masculine and feminine genders shall include each other, as applicable. Any references herein to specific sections of the DSTA,  the Code or the 1940 Act shall refer to such sections as amended from time to time or any successor sections thereof.  This instrument may be executed in any number of counterparts, each of which shall be deemed an original.

     Section 2. Applicable  Law. This  Declaration of Trust is created under and is to be governed by and construed and administered according to the laws of the
State of Delaware and the  applicable  provisions  of the 1940 Act and the Code.
The Trust shall be a Delaware  statutory trust pursuant to the DSTA, and without limiting  the  provisions  hereof,  the Trust may  exercise all powers which are ordinarily exercised by such a statutory trust.

     Section 3. Provisions in Conflict with Law or Regulations.

     (a) The provisions of this  Declaration of Trust are severable,  and if the
Board of Trustees shall determine,  with the advice of counsel, that any of such provisions is in conflict  with the 1940 Act, the Code,  the DSTA, or with other applicable laws and regulations,  the conflicting  provision shall be deemed not to have  constituted a part of this Declaration of Trust from the time when such provisions became inconsistent with such laws or regulations; provided, however, that such determination shall not affect any of the remaining provisions of this
Declaration  of Trust or render  invalid or improper any action taken or omitted prior to such determination.

     (b) If any provision of this  Declaration of Trust shall be held invalid or unenforceable in any  jurisdiction,  such invalidity or  unenforceability  shall attach only to such provision in such  jurisdiction  and shall not in any manner affect such provision in any other  jurisdiction  or any other provision of this
Declaration of Trust in any jurisdiction.

     Section 4.  Statutory  Trust Only.  It is the  intention of the Trustees to create hereby a statutory  trust pursuant to the DSTA, and thereby to create the relationship  of trustee and  beneficial  owners  within the meaning of the DSTA between,  respectively,  the  Trustees  and  each  Shareholder.  It is  not  the intention  of the Trustees to create a general or limited  partnership,  limited liability company, joint stock association,  corporation,  bailment, or any form of legal relationship other than a statutory trust pursuant to the DSTA. Nothing in this Declaration of Trust shall be construed to make the Shareholders, either by  themselves  or with the  Trustees,  partners  or  members  of a joint  stock association.

     Section 5. Use of the Name "Academy Funds" The Board of Trustees  expressly agrees and  acknowledges  that the name "Academy  Funds" is the sole property of
Academy  Asset  Management,  LLC  ("AAM").  AAM  has  granted  to  the  Trust  a non-exclusive  license to use such name as part of the name of the Trust now and in the future.  The Board of Trustees further  expressly agrees and acknowledges that the  non-exclusive  license  granted herein may be terminated by AAM if the
Trust ceases to use AAM or one of its Affiliates as Investment Adviser or to use
other  Affiliates  or successors of AAM for such  purposes.  In such event,  the nonexclusive  license  may be revoked by AAM and the Trust shall cease using the name "Academy Funds" or any name misleadingly implying a continuing relationship between the Trust and AAM or any of its  Affiliates,  as part of its name unless otherwise consented to by AAM or any successor to its interests in such names.

     The Board of Trustees  further  understands  and agrees that so long as AAM and/or any  future  advisory  Affiliate  of AAM shall  continue  to serve as the
Trust's  Investment  Adviser,  other registered  open- or closed-end  investment companies  ("funds")  as may be  sponsored  or advised by AAM or its  Affiliates shall have the right permanently to adopt and to use the name "Academy Funds" in their names and in the names of any series or Class of shares of such funds.

     IN WITNESS WHEREOF, the Trustee named below does hereby make and enter into this Agreement and Declaration of Trust as of the date first written above.

                                           /s/ Stephen J. Harmelin
                                           Stephen J. Harmelin, Trustee